UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2015

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Craig R. Dahl President

On March 23, 2015 the Board of Directors of TCF Financial Corporation (“TCF” or the “Company”) elected Craig R. Dahl as President of the Company.   Mr. Dahl, age 60, had been Executive Vice President of the Company since 1999, when he joined as President and Chief Executive Officer of TCF Equipment Finance, Inc., and will remain Vice Chairman of the Company, a position he has held since January 2012.  Mr. Dahl also holds leadership positions with many of TCF’s wholly-owned lending subsidiaries, including Chairman of Gateway One Lending & Finance, LLC and TCF Inventory Finance, Inc., positions he has held  since 2011 and 2008, respectively, and Chairman and Chief Executive Officer of Winthrop Resources Corporation, a position he has held since 2003.  Mr. Dahl will continue to report to William A. Cooper, Chairman and Chief Executive Officer of the Company.

A copy of the press release issued by the Company on March 24, 2015 announcing the change is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 24, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:    March 24, 2015

3